Exhibit 99.1

QlikTech Announces First Quarter 2012 Financial Results

•	Total revenue of $79.2 million increases 26% compared to first quarter of 2011

•	License revenue of $46.3 million increases 22% compared to first quarter of 2011

RADNOR, Pennsylvania – April 26, 2012 — Qlik Technologies Inc. (“QlikTech”) (Nasdaq: QLIK), a leader in Business Discovery — user-driven Business Intelligence (BI), today announced financial results for the first quarter ended March 31, 2012.

Lars Björk, Chief Executive Officer of QlikTech, stated, “This was a strong start to the year for QlikTech with revenue increasing 26% for the first quarter. QlikView is quickly becoming the product of choice as organizations realize they need to provide their business users with tools that drive real value. We are seeing the use cases of QlikView expand, enabling us to support as many as tens of thousands of users across an organization.” Björk added, “We were also pleased with our ability to manage operating expenses while still delivering significant revenue growth and investing for the future.”

Financial Highlights for the First Quarter Ended March 31, 2012

Total revenue for the first quarter of 2012 was $79.2 million, an increase of 26% from $63.0 million in the first quarter of 2011. Foreign currency exchange rate fluctuations from the prior period had a negative impact of approximately 3% on reported revenue for the quarter. License revenue was $46.3 million, an increase of 22% from $37.9 million in the first quarter of 2011. Maintenance revenue was $26.5 million, an increase of 36% from $19.4 million in the first quarter of 2011. Professional services revenue was $6.4 million, an increase of 11% from $5.7 million in the first quarter of 2011.

GAAP operating loss for the first quarter of 2012 was ($7.8) million, compared to GAAP operating loss of ($5.0) million for the first quarter of 2011. GAAP net loss was ($7.5) million, or ($0.09) per basic and diluted common share, compared to a GAAP net loss of ($5.1) million or ($0.06) per basic and diluted common share, in the first quarter of 2011.

Non-GAAP operating loss, which excludes stock-based compensation and employer payroll taxes related to stock transactions, was ($2.3) million for the first quarter of 2012, compared to non-GAAP operating loss of ($2.5) million for the first quarter of 2011. Non-GAAP net loss, which also assumes a 32% estimated long-term effective tax rate, was ($2.5) million for the first quarter of 2012, compared to non-GAAP net loss of ($2.7) million for the first quarter of 2011. Non-GAAP net loss per basic and diluted common share for the first quarter of 2012 was ($0.03), compared to non-GAAP net loss per basic and diluted common share of ($0.03) for the first quarter of 2011.

GAAP and non-GAAP net loss for the first quarter of 2012 include a $1.4 million foreign exchange loss, compared to a foreign exchange loss of $1.5 million in the prior year period.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three months ended March 31, 2012 and 2011. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cash and cash equivalents grew to $205.7 million on March 31, 2012, an increase of $28.3 million compared to $177.4 million on December 31, 2011. For the quarter ended March 31, 2012, net cash from operating activities was $21.9 million, compared to $14.1 million for the quarter ended March 31, 2011.

Other First Quarter and Recent Business Highlights:

•

Revenue in the Americas was $26.0 million, up 26% over the prior year period and representing 33% of total revenue. European countries generated $46.0 million in revenue, up 24% over the prior year period and representing 58% of total revenue. Rest of World revenue was $7.2 million, up 40% over the prior year period and representing 9% of total revenue.

•	Ended the first quarter of 2012 with an active customer count of approximately 25,000, up from approximately 19,000 active customers at the end of the first quarter of 2011.

•	Added new customers during the first quarter including Avebe Group, Crossrail Limited, Mazda North America, NetConnect Germany GmbH & Co. KG, University of Exeter, and Westminster City Council.

•

Expanded numerous customer engagements globally through our land and expand strategy including British Land, Cancer Treatment Centers of America, Cabela’s Inc., Canal Digital AS, Capgemini Norway AS, City of Gothenburg Education, Forest Laboratories, Hospital Corporation of America, McAfee, Inc., Peco Energy Company, Sabre Holdings Corporation, Sunovion Pharmaceuticals, and TalkTalk Telecom Group.

•

Held annual Qonnections Partner Conference. Record turnout with 950 global partners in attendance. Qonnections is designed to help QlikTech’s partners further develop their specialized market skills, enabling them to provide value to their customers and advance their success.

•

Launched the QlikView 11 Certification Program to validate the knowledge and skills of QlikView partners on the QlikView Business Discovery platform. The result is an extensive ecosystem of third-party organizations that are helping to provide QlikView customers with an end-to-end Business Discovery solution that delivers the business-critical reliability they need.

Business Outlook

Based on information available as of April 26, 2012, QlikTech is issuing guidance for the second quarter and full year 2012 as follows:

Second Quarter 2012: The company expects total revenue for the second quarter to be in the range of $91.0 million to $96.0 million, non-GAAP operating income to be in the range of $2.0 million to $4.0 million and non-GAAP net income per diluted common share to be in the range of $0.01 to $0.03. QlikTech’s expectations of non-GAAP net income per diluted common share for the second quarter exclude stock-based compensation expense and employer payroll taxes related to stock transactions and assume an estimated long-term effective tax rate of 32% and weighted average shares outstanding of approximately 89 million.

Full Year 2012: The company is increasing its guidance and now expects 2012 total revenue to be in the range of $408.0 million to $418.0 million, non-GAAP operating income to be in the range of $55.0 million to $60.0 million and non-GAAP net income per diluted common share to be in the range of $0.41 to $0.45. QlikTech’s expectations of non-GAAP net income per diluted common share for the full year exclude stock-based compensation expense and employer payroll taxes related to stock transactions and assume an estimated long-term effective tax rate of 32% and weighted average shares outstanding of approximately 89 million.

QlikTech’s expectations of total revenue, non-GAAP operating income and non-GAAP income per diluted common share for the second quarter and full year 2012 assume that foreign currency exchange rates for the second quarter and full year 2012 will approximate current exchange rates.

Conference Call and Webcast Information

QlikTech will host a conference call on April 26, 2012, at 5:00 p.m. Eastern Time (ET) to discuss the company’s first quarter 2012 financial results and its business outlook. To access this call, dial 877-312-5507 (domestic) or 253-237-1134 (international). A replay of this conference call will be available until May 4, 2012 at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 69241931. A live web cast of this conference call will also be available under the “Events & Presentations” section on the company’s investor relations website at http://investor.qlikview.com, and a replay will be archived on the website as well.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, QlikTech uses measures of non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP income (loss) per share and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP.” QlikTech believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing QlikTech’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing QlikTech’s financial results with other companies in QlikTech’s industry, many of which present similar non-GAAP financial measures to investors.

For the three months ended March 31, 2012 and 2011, non-GAAP operating loss is determined by taking loss from operations and adding back non-cash stock-based compensation expense and employer payroll taxes related to stock transactions. Non-GAAP net loss is determined by taking pretax loss and adding back non-cash stock-based compensation expense and employer payroll taxes on stock transactions, and the result is tax affected at an estimated long-term effective tax rate of 32%. QlikTech believes these adjustments provide useful information to both management and investors due to the following factors:

•

Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of QlikTech’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond QlikTech’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of QlikTech’s core business and to facilitate comparison of its results to those of peer companies.

•

Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on QlikTech’s stock price and other factors that are beyond QlikTech’s control and do not correlate to the operation of its business.

To determine the impact from foreign currency exchange rate fluctuations from prior year periods on current period revenue for the three months ended March 31, 2012, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s foreign currency exchange rates.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense and employer payroll taxes related to stock transactions and assuming an estimated long-term tax rate of 32%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the second quarter and full year 2012 will approximate current foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in QlikTech’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of QlikTech presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About QlikTech

QlikTech (NASDAQ: QLIK) is a leader in Business Discovery — user-driven Business Intelligence (BI). QlikTech's powerful, accessible Business Discovery solution bridges the gap between traditional business intelligence solutions and standalone office productivity applications. Its QlikView Business Discovery platform enables intuitive user-driven analysis that can be implemented in days or weeks rather than months, years, or not at all. The in-memory associative search technology it pioneered allows users to explore information freely rather than being confined to a predefined path of questions. QlikView Business Discovery works with existing BI applications and adds new capabilities: insight for everyone, zero-wait analysis, mobility, an app—like model, remixability and reassembly, and a social and collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving more approximately 25,000 customers in over 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding the value and effectiveness of QlikTech's products, the introduction of product enhancements or additional products and QlikTech's growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause QlikTech’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may”, “will,” “might,” “momentum,” “could,” “seek,” and similar words. QlikTech intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; currency fluctuations that affect our revenues and costs; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks more fully described in QlikTech’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent QlikTech's views as of the date of this press release. QlikTech anticipates that subsequent events and developments will cause its views to change. QlikTech undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing QlikTech’s views as of any date subsequent to the date of this press release.

QlikTech and QlikView are trademarks or registered trademarks of QlikTech or its subsidiaries in the U.S. and other countries. Other company names, product names and company logos mentioned herein are the trademarks, or registered trademarks of their respective owners.

Investor Contact:

Staci Mortenson

ICR

IR@qliktech.com

+1 (484) 685-0578

Media Contact:

Maria Scurry

Qlik Technologies

Maria.Scurry@qliktech.com

+1 (508) 409-7939

Qlik Technologies Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended March 31,
	2012	2011
Revenue:
License revenue	$46,319	$37,885
Maintenance revenue	26,442	19,377
Professional services revenue	6,394	5,757

Total revenue	79,155	63,019

Cost of revenue[1]:
License revenue	576	915
Maintenance revenue	2,111	1,739
Professional services revenue	6,608	5,570

Total cost of revenue	9,295	8,224

Gross profit	69,860	54,795

Operating expenses[1]:
Sales and marketing	49,337	40,482
Research and development	7,685	5,805
General and administrative	20,616	13,517

Total operating expenses	77,638	59,804

Loss from operations	(7,778)	(5,009)

Other income (expense):
Interest income (expense), net	34	33
Foreign exchange gain (loss) and other income (expense), net	(1,428)	(1,474)

Total other income (expense), net	(1,394)	(1,441)

Loss before benefit for income taxes	(9,172)	(6,450)

Benefit for income taxes	1,636	1,372

Net loss	$(7,536)	$(5,078)

Net loss per common share
Basic and diluted	$(0.09)	$(0.06)

Weighted average number of common shares outstanding
Basic and diluted	84,633,046	79,234,069

[1]	Certain prior period amounts have been reclassified in our consolidated financial statements in order to conform to the current period presentation.

Stock-based compensation expense for the three months ended March 31, 2012 and 2011 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Cost of revenue	$339	$96
Sales and marketing	2,309	849
Research and development	430	42
General and administrative	945	513

	$4,023	$1,500

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Reconciliation of non-GAAP loss from operations:

GAAP loss from operations	$(7,778)	$(5,009)
Stock-based compensation expense	4,023	1,500
Employer payroll taxes on stock transactions	1,450	990

Non-GAAP loss from operations	$(2,305)	$(2,519)

Non-GAAP loss from operations as a percentage of total revenue	-2.9%	-4.0%
GAAP loss from operations as a percentage of total revenue	-9.8%	-7.9%

Reconciliation of non-GAAP net loss:

GAAP net loss	$(7,536)	$(5,078)
Stock-based compensation expense	4,023	1,500
Employer payroll taxes on stock transactions	1,450	990
Income tax adjustment*	(452)	(105)

Non-GAAP net loss	$(2,515)	$(2,693)

Non-GAAP net loss per common share—basic and diluted	$(0.03)	$(0.03)

GAAP net loss per common share—basic and diluted	$(0.09)	$(0.06)

Weighted average number of common shares outstanding—basic and diluted	84,633,046	79,234,069

*	Income tax adjustment is used to adjust the GAAP benefit for income taxes to a non-GAAP benefit for income taxes utilizing an estimated long-term effective tax rate of 32%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three months ended March 31,
	2012	2011	% change
	(unaudited)
Constant currency reconciliation:
Revenue, as reported	$79,155	$63,019	26%
Estimated impact of foreign currency fluctuations			3%

Constant currency revenue growth			29%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$205,742	$177,413
Accounts receivable, net	81,717	111,710
Prepaid expenses and other current assets	19,743	10,194
Deferred income taxes	764	753

Total current assets	307,966	300,070

Property and equipment, net	12,526	10,766
Intangible assets, net	159	198
Goodwill	2,739	2,800
Deferred income taxes	2,202	2,303
Deposits and other noncurrent assets	1,797	1,571

Total assets	$327,389	$317,708

Liabilities and stockholders’ equity
Current liabilities:
Line of credit, net	$122	$326
Accounts payable	7,383	4,847
Deferred revenue	69,272	63,914
Accrued payroll and other related costs	29,871	30,572
Accrued expenses	16,252	18,391

Total current liabilities	122,900	118,050

Long-term liabilities:
Deferred revenue	2,591	3,202
Other long-term liabilities	6,818	6,921

Total liabilities	132,309	128,173

Commitments and contingencies

Stockholders’ equity:
Common stock	9	8
Additional paid-in-capital	191,140	180,058
Retained earnings	1,641	9,177
Accumulated other comprehensive income	2,290	292

Total stockholders’ equity	195,080	189,535

Total liabilities and stockholders’ equity	$327,389	$317,708

Qlik Technologies Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net loss	$(7,536)	$(5,078)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,095	550
Stock-based compensation expense	4,023	1,500
Excess tax benefit from stock-based compensation	(4,172)	—
Other non cash items	575	(800)
Changes in assets and liabilities:
Accounts receivable	31,739	25,974
Prepaid expenses and other assets	(9,523)	(1,378)
Deferred revenues	3,306	2,667
Accounts payable and other liabilities	2,388	(9,320)

Net cash provided by operating activities	21,895	14,115

Cash flows from investing activities
Purchase of property and equipment	(2,492)	(1,074)

Net cash used in investing activities	(2,492)	(1,074)

Cash flows from financing activities
Proceeds from exercise of common stock options	2,888	2,415
Excess tax benefit from stock-based compensation	4,172	—
Payments on line of credit	(234)	—

Net cash provided by financing activities	6,826	2,415
Effect of exchange rate on cash	2,100	2,622

Net increase in cash and cash equivalents	28,329	18,078
Cash and cash equivalents, beginning of period	177,413	158,712

Cash and cash equivalents, end of period	$205,742	$176,790

Supplemental cash flow information:
Cash paid during the period for income taxes	$2,005	$4,208